 Exhibit 99.1

SanDisk Corporation
601 McCarthy Boulevard
Milpitas, CA 95035-7932
Phone: 408-801-1000
Fax: 408-801-8657

CONTACT:	Investor Contact:	Media Contact:
	Jay Iyer	Ryan Donovan
	(408) 801-2067	(408) 801-2857

SANDISK ANNOUNCES FIRST QUARTER 2010 FINANCIAL RESULTS

Milpitas, CA, April 21, 2010 - SanDisk Corporation (NASDAQ:SNDK), the global leader in flash memory cards, today announced results for the first quarter ended April 4, 2010.  Total first quarter revenue of $1.1 billion increased 65% on a year-over-year basis and decreased 12% on a sequential basis.  Net income, in accordance with U.S. Generally Accepted Accounting Principles (GAAP), was $235 million, or $0.99 per diluted share, compared to GAAP net loss of ($208) million, or ($0.92) per share, in the first quarter of 2009 and GAAP net income of $340 million, or $1.45 per diluted share, in the fourth quarter of 2009.

On a non-GAAP basis, which excludes the impact of share-based compensation expense, amortization of acquisition-related intangible assets, non-cash economic interest expense associated with the cash-settled convertible note, and related tax adjustments and valuation allowance, first-quarter net income was $225 million, or $0.95 per diluted share, compared to a net loss of ($108) million, or ($0.48) per share, in the first quarter of 2009 and net income of $277 million, or $1.18 per diluted share, in the fourth quarter of 2009.  For reconciliation of non-GAAP to GAAP results, see accompanying financial tables and footnotes.

“We delivered SanDisk’s first ever billion dollar Q1 in total revenue. This performance was driven by several factors including our OEM business which grew to 63% of product revenues balancing out Q1 retail seasonality, and mobile product sales which more than doubled from this time last year.  Total gross margin of 46% was achieved through a combination of a stable pricing environment, excellent cost reduction and our increasingly diversified customer base.  With the year off to a record start, SanDisk is poised to benefit from flash memory demand in growth markets in 2010 and beyond,” said Eli Harari, Chairman and CEO.

FIRST QUARTER 2010 METRICS & HIGHLIGHTS
  Total revenue was $1.1 billion, up 65% year-over-year and down 12% sequentially.
  Product revenue was $993 million, up 69% year-over-year and down 13% sequentially.
  License and royalty revenue was $93 million, up 31% year-over-year and down 6% sequentially.
  Total gross margin, product gross margin and operating income compared on a year-over-year and sequential basis are shown in the table below:
Metric	GAAP			Non-GAAP
in millions of US$, except %	Q110	Q109	Q409	Q110	Q109	Q409
Total gross profit (loss),	$500	$(1)	$600	$506	$4	$609
% of total revenue	46.0%	(0.2%)	48.4%	46.5%	0.7%	49.0%
Product gross profit (loss),	$407	$(73)	$501	$412	$(67)	$509
% of product revenue	40.9%	(12.3%)	43.9%	41.5%	(11.4%)	44.6%
Operating profit (loss),	$314	$(165)	$376	$334	$(146)	$417
% of total revenue	28.9%	(25.1%)	30.3%	30.8%	(22.1%)	33.6%

  Cash flow from operations was $328 million and free cash flow was $329 million.
  Total cash and equivalents, short and long-term marketable securities at the end of the first quarter were $3.30 billion compared to $2.38 billion at the end of the first quarter of 2009 and $3.02 billion at the end of the fourth quarter of 2009.
  Average price per gigabyte sold remained unchanged year-over-year and declined 7% sequentially.
OTHER RECENT KEY ANNOUNCEMENTS
  SanDisk introduced its 64 gigabyte SanDisk® iNAND™ Embedded Flash Drives based on 3-bit-per-cell NAND flash technology, that can be used for boot, system code and mass storage functions in mobile phones and portable devices.
  SanDisk began shipping its highest capacity SD™ card, the 64 gigabyte SanDisk Ultra® SDXC™ card, that is capable of up to 15 megabytes/sec read speed and has a Class 4 speed rating, designed for capturing and storing massive 1080p High-Definition video files.
  SanDisk began shipping its SanDisk® G3 Solid State Drives to retailers in North America and Europe at capacities of 60 and 120 gigabytes.
  SanDisk began shipping the industry’s highest capacity 32 gigabyte microSDHC™ card for mobile phones.
CONFERENCE CALL

SanDisk’s first quarter 2010 conference call is scheduled for 2:00 P.M., Pacific Time, Wednesday, April 21, 2010.  The conference call will be webcast and can be accessed live, and throughout the quarter, at SanDisk's website at http://www.sandisk.com/IR.  To participate in the call via telephone, the dial-in number is 719-457-2656 and the dial-in password is 7487142.  A copy of this press release will be furnished to the Securities and Exchange Commission on a current report on Form 8-K and will be posted to our website prior to the conference call.

SCHEDULED INTERVIEWS

SanDisk Corporation Chairman and Chief Executive Officer, Eli Harari, is scheduled to appear on CNBC’s “Closing Bell with Maria Bartiromo,” on April 21, 2010, at approximately 1:15 P.M., Pacific Time.

A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in the attached tables.

FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements, including statements about our business prospects and outlook, our expectations for fiscal year 2010 and our expectations regarding our business, including expected flash memory demand in 2010 and beyond, and our mobile business and cost structure, that are based on our current expectations and are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly harm our business, financial condition and results of operations.  Risks that may cause these forward-looking statements to be inaccurate include among others:

  competitive pricing pressures, resulting in lower average selling prices and lower or negative product gross margins;
  unpredictable or changing demand for our products, particularly for certain form factors or capacities;
  excess captive memory output or capacity which could result in write-downs for excess inventory, lower of cost or market reserves, fixed costs associated with under-utilized capacity, or other consequences;
  insufficient non-memory materials or capacity from our suppliers and contract manufacturers to meet demand, or increases in cost of non-memory materials or capacity;
  less than anticipated demand, including due to economic weakness in our markets;
  our products may not perform as expected; and
  other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended January 3, 2010.
Future results may differ materially from those previously reported.  We do not intend to update the information contained in this release.

ABOUT SANDISK

SanDisk Corporation is the global leader in flash memory cards, from research, manufacturing and product design to consumer branding and retail distribution. SanDisk's product portfolio includes flash memory cards for mobile phones, digital cameras and camcorders; digital audio/video players; USB flash drives for consumers and the enterprise; embedded memory for mobile devices; and solid state drives for computers. SanDisk is a Silicon Valley-based S&P 500 company, with more than half its sales outside the United States.

SanDisk, the SanDisk logo and SanDisk Ultra are trademarks of SanDisk Corporation, registered in the United States and other countries.  iNAND is a trademark of SanDisk Corporation.  microSDHC, and SDXC are trademarks of SD-3C LLC.  Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended
	April 4, 2010	March 29, 2009
Revenues:
Product	$993,195	$588,099
License and royalty	93,468	71,372
Total revenues	1,086,663	659,471

Cost of product revenues	583,353	657,478
Amortization of acquisition-related intangible assets	3,132	3,132
Total cost of product revenues	586,485	660,610
Gross profit (loss)	500,178	(1,139)

Operating expenses:
Research and development	98,653	86,936
Sales and marketing	48,501	37,878
General and administrative	38,724	38,325
Amortization of acquisition-related intangible assets	292	292
Restructuring and other	—	765
Total operating expenses	186,170	164,196
Operating income (loss)	314,008	(165,335)
Other income (expense)	8,986	(18,693)
Income (loss) before provision for income taxes	322,994	(184,028)
Provision for income taxes	88,303	23,967
Net income (loss)	$234,691	$(207,995)

Net income (loss) per share:
Basic	$1.02	$(0.92)
Diluted	$0.99	$(0.92)

Shares used in computing net income (loss) per share:
Basic	229,300	226,529
Diluted	236,884	226,529

 SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, except per share data, unaudited)

	Three months ended
	April 4, 2010	March 29, 2009

SUMMARY RECONCILIATION OF NET INCOME (LOSS)
GAAP NET INCOME (LOSS)	$234,691	$(207,995)
Share-based compensation (a)	16,870	16,330
Amortization of acquisition-related intangible assets (b)	3,424	3,424
Convertible debt interest (c)	13,921	12,926
Income tax adjustments (d)	(43,864)	66,852
NON-GAAP NET INCOME (LOSS)	$225,042	$(108,463)

GAAP COST OF PRODUCT REVENUES	$586,485	$660,610
Share-based compensation (a)	(2,458)	(2,374)
Amortization of acquisition-related intangible assets (b)	(3,132)	(3,132)
NON-GAAP COST OF PRODUCT REVENUES	$580,895	$655,104

GAAP GROSS PROFIT (LOSS)	$500,178	$(1,139)
Share-based compensation (a)	2,458	2,374
Amortization of acquisition-related intangible assets (b)	3,132	3,132
NON-GAAP GROSS PROFIT	$505,768	$4,367

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$98,653	$86,936
Share-based compensation (a)	(6,802)	(6,152)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$91,851	$80,784

GAAP SALES AND MARKETING EXPENSES	$48,501	$37,878
Share-based compensation (a)	(2,188)	(2,349)
NON-GAAP SALES AND MARKETING EXPENSES	$46,313	$35,529

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$38,724	$38,325
Share-based compensation (a)	(5,422)	(5,455)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$33,302	$32,870

GAAP TOTAL OPERATING EXPENSES	$186,170	$164,196
Share-based compensation (a)	(14,412)	(13,956)
Amortization of acquisition-related intangible assets (b)	(292)	(292)
NON-GAAP TOTAL OPERATING EXPENSES	$171,466	$149,948

GAAP OPERATING INCOME (LOSS)	$314,008	$(165,335)
Cost of product revenues adjustments (a) (b)	5,590	5,506
Operating expense adjustments (a) (b)	14,704	14,248
NON-GAAP OPERATING INCOME (LOSS)	$334,302	$(145,581)

GAAP OTHER INCOME (EXPENSE)	$8,986	$(18,693)
Convertible debt interest (c)	13,921	12,926
NON-GAAP OTHER INCOME (EXPENSE)	$22,907	$(5,767)

GAAP NET INCOME (LOSS)	$234,691	$(207,995)
Cost of product revenues adjustments (a) (b)	5,590	5,506
Operating expense adjustments (a) (b)	14,704	14,248
Convertible debt interest (c)	13,921	12,926
Income tax adjustments (d)	(43,864)	66,852
NON-GAAP NET INCOME (LOSS)	$225,042	$(108,463)

Diluted net income (loss) per share:
GAAP	$0.99	$(0.92)
Non-GAAP	$0.95	$(0.48)

Shares used in computing diluted net income (loss) per share:
GAAP	236,884	226,529
Non-GAAP	236,245	226,529

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)

(1)
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income (loss) and net income (loss) per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future.  Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by many analysts who follow the Company.  For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation, the amortization of acquisition-related intangible assets related to acquisitions of Matrix Semiconductor, Inc. in January 2006 and MusicGremlin, Inc. in June 2008, and non-cash economic interest expense associated with our cash-settled convertible debt, we believe the inclusion of non-GAAP financial measures provide consistency in our financial reporting.  These non-GAAP results are some of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods.  Further, management uses non-GAAP information that excludes certain non-cash charges, such as amortization of purchased intangible assets, share-based compensation and non-cash economic interest expense associated with our cash-settled convertible debt, as these non-GAAP charges do not reflect the cash operating results of the business or the ongoing results.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  These non-GAAP measures may be different than the non-GAAP measures used by other companies.

a)	Share-based compensation expense.

b)
Amortization of acquisition-related intangible assets, primarily core and developed technology, related to the acquisitions of Matrix Semiconductor, Inc. (January 2006) and MusicGremlin, Inc. (June 2008).

c)	Incremental interest expense relating to the non-cash economic interest expense associated with the Company's cash-settled convertible debt.

d)	Income taxes associated with certain non-GAAP to GAAP adjustments and a valuation allowance on deferred taxes.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	April 4, 2010	January 3, 2010

Current assets:
Cash and cash equivalents	$1,022,511	$1,100,364
Short-term marketable securities	921,969	819,002
Accounts receivable from product revenues, net	234,458	234,407
Inventory	567,633	596,493
Deferred taxes	43,613	66,869
Other current assets	52,184	97,639
Total current assets	2,842,368	2,914,774

Long-term marketable securities	1,350,850	1,097,095
Property and equipment, net	275,935	300,997
Notes receivable and investments in the flash ventures with Toshiba	1,477,061	1,507,550
Deferred taxes	31,119	21,210
Intangible assets, net	52,703	58,076
Other non-current assets	103,569	102,017
Total assets	$6,133,605	$6,001,719

LIABILITIES
Current liabilities:
Accounts payable trade	$95,237	$134,427
Accounts payable to related parties	143,048	182,091
Convertible short-term debt	—	75,000
Other current accrued liabilities	275,157	234,079
Deferred income on shipments to distributors and retailers and deferred revenue	226,851	245,513
Total current liabilities	740,293	871,110

Convertible long-term debt	948,937	934,722
Non-current liabilities	289,648	287,478
Total liabilities	1,978,878	2,093,310

EQUITY
Stockholders' equity:
Common stock	4,302,630	4,269,074
Accumulated deficit	(252,798)	(487,489)
Accumulated other comprehensive income	107,297	128,713
Total stockholders' equity	4,157,129	3,910,298
Non-controlling interests	(2,402)	(1,889)
Total equity	4,154,727	3,908,409
Total liabilities and equity	$6,133,605	$6,001,719

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended
	April 4, 2010	March 29, 2009
Cash flows from operating activities:
Net income (loss)	$234,691	$(207,995)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Deferred and other taxes	(60,622)	8,922
Depreciation	35,065	39,125
Amortization	20,151	18,344
Provision for doubtful accounts	(1,622)	2,163
Share-based compensation expense	16,870	16,330
Excess tax benefit from share-based compensation	(2,167)	-
Impairments, restructuring and other	(20,323)	7,133
Other non-operating	9,265	(4,122)
Changes in operating assets and liabilities:
Accounts receivable from product revenues	(106)	10,833
Inventory	26,488	40,309
Other assets	88,250	220,383
Accounts payable trade	(38,908)	(112,452)
Accounts payable to related parties	(39,043)	(70,163)
Other liabilities	60,290	(83,071)
Total adjustments	93,588	93,734
Net cash provided by (used in) operating activities	328,279	(114,261)

Cash flows from investing activities:
Purchases of short and long-term marketable securities	(611,413)	(168,938)
Proceeds from sale of short and long-term marketable securities	217,277	421,898
Maturities of short and long-term marketable securities	43,720	36,630
Proceeds from sale of assets	17,767	-
Acquisition of property and equipment	(14,928)	(16,497)
Distribution from FlashVision Ltd.	122	12,713
Notes receivable issuance, Flash Partners Ltd. and Flash Alliance Ltd.	—	(326,350)
Notes receivable proceeds, Flash Partners Ltd. and Flash Alliance Ltd.	—	277,070
Purchased technology and other assets	(1,982)	1,424
Net cash provided by (used in) investing activities	(349,437)	237,950

Cash flows from financing activities:
Repayment of debt financing	(75,000)	—
Proceeds from employee stock programs	17,955	4,570
Excess tax benefit from share-based compensation	2,167	—
Net cash provided by (used in) financing activities	(54,878)	4,570

Effect of changes in foreign currency exchange rates on cash	(1,817)	(241)

Net increase (decrease) in cash and cash equivalents	(77,853)	128,018
Cash and cash equivalents at beginning of period	1,100,364	962,061
Cash and cash equivalents at end of period	$1,022,511	$1,090,079